Exhibit 10.1
FIFTH AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
This FIFTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), effective March 3, 2025, is entered into by and between Privia Health, LLC (“Company”) and Parth Mehrotra (“Executive”). Each of Company and Executive may be referred to individually herein as a “Party” or, collectively, as the “Parties.”
RECITALS
WHEREAS, Company and Executive are parties to that certain Executive Employment Agreement effective January 1, 2018, as amended by that certain First Amendment to the Executive Employment Agreement and Non-Qualified Stock Option Plan Agreement(s) effective April 1, 2020, that certain Second Amendment to the Executive Employment Agreement effective April 16, 2021, that certain Third Amendment to Executive Employment Agreement dated August 10, 2022, and that certain Fourth Amendment to the Executive Employment Agreement effective July 1, 2023 (collectively, the “Agreement”); and

WHEREAS, Company and Executive desire to amend the Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto as agree as follows:

1.Amendment to Section 6. Section 6 (Salary and Benefits) of the Agreement is hereby deleted in its entirety and replaced with the following:

Executive agrees that as full consideration for Executive’s Services, as of the effective date of this Amendment, Company shall pay Executive an annual base salary (the “Base Salary”), an annual performance bonus (the “Additional Salary” which together with the Base Salary, collectively, are the “Salary”) and such other compensation as set forth more fully on Exhibit A of this Agreement, which is hereby incorporated by reference. Executive’s Salary shall be payable in accordance with Company’s normal payroll process. Company currently pays employees bimonthly and Executive’s Salary shall be subject to employment withholding and taxes. Further, as a full-time employee, Executive shall be eligible to participate in Company’s employee benefits, which are subject to change periodically. Executive’s Salary shall be reviewed, at least annually, in accordance with Company’s procedures for the review of the compensation of the members of its senior executive team and may not be reduced without Executive’s prior written consent, except as part of an across-the-board reduction applied in the same percentage to the base salaries of all members of the senior executive team. As part of Company’s annual performance review process, Executive’s Base Salary may be increased as documented in a compensation memorandum. Each compensation

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Exhibit 10.1
memorandum shall be deemed to amend Exhibit A and, as of the effective date of the compensation change, such compensation memorandum is hereby incorporated by reference into Exhibit A.

Company shall reimburse Executive for all reasonable and authorized business expenses incurred by Executive in direct performance of the Services under this Agreement in accordance with Company’s generally applicable expense reimbursement policies and procedures. Executive agrees to make all reasonable efforts to save costs, including wherever possible, booking economy airfares at least fourteen (14) days in advance, driving if cost effective, and staying in moderately priced hotels.

2.Amendment to Exhibit A. The first three bullet points set forth on Exhibit A (Compensation Terms) of the Agreement are hereby deleted in their entirety and replaced with the following:

•From and after March 24, 2025, annual Base Salary of $650,000.00, paid in semi-monthly installments, under exempt status, minus all relevant taxes and withholdings.
•Annual Cash Bonus:
oEligibility of up to 125% of the base salary amount per the then-current Company Employee Bonus Program;
•Eligibility for Annual Equity Grants and compensation adjustments commensurate with the Named Executive Officer level band as determined by the Compensation Committee of the Board of Directors of Privia Health Group, Inc., with a target annual equity grant for 2025 valued at $8,000,000;

3.Defined Terms. Capitalized terms which are used in this Amendment but are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

5.No Breach. The Parties hereby acknowledge and agree that the change set forth in in this Amendment (a) are voluntary, (b) do not constitute a breach of the Agreement, and (c) do not constitute Good Reason under the Agreement.

6.Ratification of Agreement. Except as expressly modified or amended by this Amendment, all provisions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.

7.Counterparts. This Amendment maybe executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

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Exhibit 10.1
[Signature Page to Follow]

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Exhibit 10.1

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

EXECUTIVE:

/s/ Parth Mehrotra _________________________
Parth Mehrotra

COMPANY:

PRIVIA HEALTH, LLC

By:__/s/ Edward Fargis_____________________
Name: Edward Fargis
EVP & General Counsel

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